EXHIBIT 10.9


                         REPUBLIC NATIONAL BANK OF MIAMI

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered effective this 1st day of January, 1998, by and between REPUBLIC NATIONAL BANK OF MIAMI, a banking association, organized under the laws of the United States, with offices at 2800 Ponce de Leon Boulevard, Coral Gables, Florida 33134 (the "Bank"), and FERNANDO MARTINEZ residing at ___________________________ (the "Executive").

                              W I T N E S S E T H:

         In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. EMPLOYMENT - DUTIES. The Bank hereby employs the Executive and the Executive hereby accepts such employment during the term of this Agreement (as defined in Section 2). The Executive shall be employed as Executive Vice President - Real Estate Division of the Bank and shall perform such services consistent with such position for the Bank as he shall be assigned from time to time by the Chief Executive Officer or the Board of Directors. During the term of this Agreement, Executive faithfully and industriously shall devote at all times his best and dedicated efforts, cooperation and assistance in the performance of his services to the reasonable satisfaction of the Bank.

         2. TERM.

                    The term of this Agreement, and Executive's employment under the terms of this Agreement, shall commence on the date hereof (the "Commencement Date") and shall end on December 31, 2000, unless sooner terminated in accordance with the provisions hereof.

         3. COMPENSATION; BENEFITS.

                  The Bank shall compensate the Executive as follows:

                  (a) BASE SALARY. The Bank shall pay the Executive an annual salary (the "Base Salary") equal to the base salary currently paid by the Bank to Executive. Such Salary shall be paid in equal installments at such intervals as the Bank regularly pays salaries and wages. The Base Salary shall be reviewed at least annually and shall be subject to merit increases in the discretion of the Board of the Bank and of Republic Banking Corporation of Florida ("RBCF") and the Compensation Committee of RBCF.

                  (b) INCENTIVE COMPENSATION. During the term of this Agreement, the Executive shall be eligible to receive bonuses




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("Incentive Compensation"), if any, as the Board of Directors of the Bank and of
RBCF and the Compensation Committee of RBCF may in its sole and absolute discretion determine.

                  (c)      BENEFITS.

                           (i) The Bank shall pay the annual membership dues of
Executive at Riviera Country Club.

                           (ii) The Executive will be entitled to participate in
any medical, dental, disability or life insurance plan or other benefit plan as may be maintained from time to time by the Bank for its senior management, in accordance with the terms of such plans.

                           (iii) The Bank will provide Executive with an annual
vacation in accordance with the Bank's policy, as the same may be changed from time to time.

                           (iv) The Bank will reimburse Executive for reasonable
expenses actually and necessarily incurred by Executive in the discharge of his duties, subject to any restrictions or policies imposed or adopted by the Bank with respect to business expenses.

         4. CERTAIN RESTRICTIONS ON EXECUTIVE.

                  (a) ACKNOWLEDGMENT OF BANK'S AND RBCF'S INTEREST. Executive acknowledges (i) that the Bank's records, customer and depositor lists, business prospects and other information are confidential trade secrets and constitute valuable and unique assets of the Bank's and RBCF's business, and (ii) that during the course of his employment with the Bank, the Executive may have access to the Bank's and RBCF's Confidential Information.

                  (b) CONFIDENTIALITY. The Executive covenants and agrees that he will not at any time while he is employed by the Bank in any capacity (whether pursuant to this Agreement or otherwise), or at any time subsequent to his employment by the Bank, (i) intentionally disclose any Confidential Information, directly or indirectly, to any person, firm, corporation, partnership, association or other entity, or (ii) otherwise directly or indirectly use any Confidential Information, except disclosures made to other employees or to officers, directors for or agents of the Bank or RBCF, which are made for valid business purposes, in connection with the performance by the Executive of his duties and responsibilities hereunder. The Executive covenants and agrees that upon termination of Executive's employment with the Bank, the Executive shall promptly return and surrender to the Bank and/or RBCF, as the case may be, any and all customer lists and other Confidential Information of the Bank or RBCF which he may have in his possession. As used in this Agreement, the term "Confidential Information" shall mean information which is not generally known to


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the public at large concerning the business, affairs or properties of the Bank,
RBCF and their respective subsidiaries, associates and affiliates, including, but not limited to, the names of the Bank's customers and depositors, methods of doing business, financial information and reports, regulatory reports, strategies or any other information of the Bank, RBCF and their respective subsidiaries and affiliates relating to their manner of operation, their plans or other data of any kind, nature or description.

                  (c)      COVENANT NOT TO COMPETE.

                           (i) During the term of this Employment Agreement
Executive shall not (A) engage in, acquire an interest in any or become affiliated in Miami-Dade County, Broward County or Palm Beach County as an agent, employee, partner, director, officer, stockholder, or proprietor with or of any bank, savings and loan association or financial brokerage business, except for the ownership of shares, not in excess of 5% of all outstanding shares, in companies the shares of which are publicly traded; (B) solicit (except in connection with the business of the Bank) or divert any person who is, or has been during the preceding two (2) years, a customer or depositor of the Bank; (C) influence or attempt to influence any employee of the Bank or of RBCF to terminate his employment with the Bank or with RBCF; nor (D) influence or attempt to influence, any supplier, agent or independent contractor that has a business relationship with the Bank or RBCF, or any customer of the Bank or RBCF, to cease or adversely alter its business relations with the Bank or RBCF;

                           (ii) In the event of the voluntary termination of
this Agreement by Executive, Executive shall not, during the one year period beginning on the date of such termination, directly or indirectly, in any capacity, either for himself or on behalf of any other corporation, partnership, joint venture, business trust, or other person or entity (A) in the Counties of Miami-Dade, Broward or Palm Beach engage in, acquire an interest in, or become affiliated as an agent, employee, partner, director, officer, stockholder, or proprietor with or of any bank or savings and loan association except for the ownership of shares, not in excess of 5% of all outstanding shares, in companies the shares of which are publicly traded; (B) solicit or divert any person who is, or has been during the preceding two (2) years, a customer or depositor of the Bank; (C) influence or attempt to influence any employee of Bank or RBCF to terminate his employment with the Bank nor (D) influence or attempt to influence any supplier, agent or independent contractor that has a business relationship with the Bank or RBCF or any customer of the Bank or RBCF, to cease or adversely alter its business relations with the Bank or RBCF.

         "Voluntary termination" as used herein is the termination of Executive's employment under this Agreement which is not for Good


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Reason (as defined below) or as a result of a Change in Control (as defined below).

                  (d) INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach or violation by the Executive of any or all of the covenants and agreements contained in this Section 4 may cause irreparable harm and damage to the Bank in a monetary amount which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges and agrees that the Bank shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any breach or violation of any or all of the covenants and agreements contained in this
Section 4 by the Executive, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Bank may possess hereunder, at law or in equity. Nothing in this
Section 4 shall be construed to prevent the Bank from seeking and recovering from the Executive damages sustained by it as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Section 4.

                  (e) REASONABLENESS OF RESTRICTIONS. In the event that any provision of Paragraph 4 (c) above relating to the time period and/or the areas of restriction is found by a court of competent jurisdiction to exceed the maximum time period or area which such court finds reasonable and enforceable, the time period and/or areas of restriction which the court finds reasonable and enforceable shall become and thereafter be the maximum time period and/or area applicable to the provisions of Paragraph 4 (c).

                  (f) DEFINITION OF BANK AND RBCF. Solely for purposes of this
Section 4, the term "Bank" or "RBCF" shall include also any existing or future subsidiaries of the Bank of RBCF, as the case may be, that are operating in the time period described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Bank or RBCF during the periods described herein.

         5. TERMINATION.

                  (a) TERMINATION BY BANK FOR CAUSE. Executive's employment pursuant to this Employment Agreement can be terminated at any time by the Bank
(i) if after written notice to Executive of a material breach of the provisions of this Agreement specifying the nature of such breach, Executive fails to cure the breach within fifteen (15) days of such notice; or (ii) if Executive commits a felony or any material act of fraud, dishonesty, gross negligence or any material act that is detrimental or harmful to the reputation, character or standing of the Bank, or any material act or omission which constitutes willful misfeasance or malfeasance by Executive in connection with the performance of his


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employment duties. Termination of Executive's employment under the provisions of
Paragraph 5(a) shall be deemed a termination for "Cause".

                  (b) TERMINATION BY EXECUTIVE FOR GOOD REASON. The Bank shall be deemed in breach of this Agreement upon the occurrence of any of the following: (i) the breach by the bank of any of the material provisions of this Agreement; (ii) the assignment to Executive of any duties materially inconsistent with the Executive's position as contemplated by Paragraph 1 of this Agreement; (iii) any act by Bank which requires Executive to be permanently based at any office or location outside of Miami-Dade or Broward Counties, except for travel reasonably required in the performance of the Executive's responsibilities; or (iv) any purported termination by the Bank of Executive's employment other than for Cause pursuant to the provisions of paragraph 5(a) or by reason of the Executive's death or disability pursuant to the provisions of paragraph 5(c) or as a result of a Change in Control as provided in Paragraph 5(d). In the event that a breach by the Bank of this Agreement is not cured within fifteen (15) days following a written notice specifying the nature of such breach, Executive shall be entitled to terminate Executive's employment under this Agreement. Termination by Executive of his employment under the provisions of this Paragraph 5(b) shall be deemed a termination for "Good Reason."

                  (c) DEATH OR DISABILITY. The death or extended disability of Executive will terminate this Employment Agreement. Extended disability shall mean the inability of Executive to perform his obligations hereunder for a period of 180 days in any 12-month period. The Bank shall have sole discretion based upon competent medical evidence to determine whether Executive is disabled.

                  (d) CHANGE IN CONTROL OF THE BANK.

                  (i) In the event of a Change in Control of the Bank (as defined in paragraph 5(d)(vi) below), and provided that Executive does not voluntarily terminate his employment with the Bank (or its successor) within the three (3) month period following the consummation of the Change in Control, Executive shall be paid a lump sum payment (the "Change in Control Payment") equal to:

                  (A)      An amount equal to his then Base Salary; and

                  (B) An amount equal to the Incentive Compensation earned by Executive in respect of the fiscal year immediately preceding the Change in Control , or in the event Incentive Compensation has not been paid yet for such year as of the date of the Change in Control, then an amount equal to the Incentive


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                           Compensation earned by Executive for the penultimate
                           year prior to the Change in Control.

                  (ii) In the event of a Change in Control, the Bank (or its successor) shall be entitled to terminate Executive's employment under this Agreement at any time within the one year period following the consummation of such Change in Control for any or no reason, and such termination shall not be deemed a breach of this Agreement. Executive shall, upon such termination, not be paid any severance payment which would otherwise be payable pursuant to any plan or policy of the Bank (or its successor), the Change in Control Payment replacing any such severance payment.

                  (iii) In the event of a Change in Control, Executive shall be entitled to terminate his employment at any time within the one year period following the consummation of such Change in Control for any or no reason, and such termination shall not be deemed a breach of this Agreement; provided that if Executive terminates his employment prior to the end of the third month following consummation of such Change in Control, Executive shall not be entitled to the Change in Control Payment.

                  (iv) In the event that prior to the end of the third month following the consummation of such Change in Control, Executive's employment terminates for a reason other than a voluntary termination (i.e. because the Bank or its successor elects to terminate Executive's employment or because of the death or disability of Executive or because Executive terminates his employment for Good Reason), Executive shall be entitled to be paid the Change in Control Payment upon such termination of employment.

                  (v) The Change in Control Payment shall be paid on the earlier of (x) the termination of Executive's employment by the Bank (or its successor) as a result of the Change in Control or (y) at the end of three months following the consummation of such Change in Control.

                  (vi) For purposes of this Agreement the term "Change in "Control" shall mean:

                  (A) A reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Bank or of RBCF immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, directly or indirectly, own more than 50% of the combined voting power entitled to vote generally in the election of director of the reorganized, merged or consolidated entity's then outstanding voting securities;

                  (B)      A liquidation or dissolution of the Bank;


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                  (C) The sale of all or substantially all of the assets of the
Bank or RBCF (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                  (D) The acquisition by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, (excluding, for this purpose, Roberto, Estefano or William Isaias, Rebank Netherlands Antilles N.V., RBCF or its subsidiaries, or any employee benefit plan of RBCF or its subsidiaries which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of more than fifty percent (50%) of either the then outstanding shares of common stock or the combined voting power of the Bank's of its RBCF's then outstanding voting securities entitled to vote generally in the election of directors.

                  (e) DAMAGES. Nothing contained herein shall be construed to prevent the Bank or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

         6. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Miami-Dade County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty (30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Agreement. Pursuit of an injunction shall not impair arbitration on all remaining issues. In the event of an arbitration resulting from the breach of this Agreement, or an action in any court to enforce an award or seek an injunction, the prevailing party shall be entitled to recover from the other reasonable attorneys fees and expenses and all costs of the arbitration and/or the court action.

         7. SECTION 162(m) LIMITS. Notwithstanding any other provision of this Agreement to the contrary, if and to the extent


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that any remuneration payable by the Bank to the Executive for any year would exceed the maximum amount of remuneration that the Company may deduct for that year under Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), payment of the portion of the remuneration for that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred and become payable at such time or times as the Board determines that it first would be deductible by the Bank under Section 162(m), with interest at the "short-term applicable rate" as such term is defined in
Section 1274(d) of the Code. The limitation set forth under this Section 7 shall not apply with respect to any amounts payable to the Executive pursuant to
Section 5 hereof.

         8. CUMULATIVE RIGHTS. The rights of the Bank and duties and obligations of the Executive hereunder are in addition to, and not in substitution for, any rights available to the Bank against the Executive at law or in equity, or under any other written agreements, contracts or other documents which the Executive may hereafter agree to, all of which are cumulative and may be exercised by the Bank in whole or in part from time to time.

         9. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be modified in any way unless in a writing signed by both the Bank and the Executive.

         11. NOTICES. Any notices given pursuant to this Agreement shall be in writing and shall be given by hand or deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Bank:                     Republic National Bank of Miami
                                             2800 Ponce de Leon Boulevard
                                             Coral Gables, Florida  33134
                                             Attn:  Chief Financial Officer

         If to the Executive:                Fernando Martinez

                                             -------------------------------

                                             -------------------------------


or to such other address as either party hereto may from time to time give notice of to the other in accordance with this Section.

         12. BENEFIT AND BINDING EFFECT. This Agreement may not be assigned by the Bank except in connection with a reorganization or


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a Change in Control of the Bank and shall be binding upon the Bank and its successors and assigns. This Agreement may not be assigned by Executive and shall be binding upon Executive and his legal representatives, successors and heirs.

         13. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid words, phrases, sentences, clauses, or sections had not been inserted.

         14. WAIVERS. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

         15. INTERPRETATION. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever used in this Agreement, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other gender, all as may be appropriate.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

WITNESSES:                                REPUBLIC NATIONAL BANK OF MIAMI


----------------------------              BY:  /s/ OSCAR BUSTILLO, JR.
                                          -------------------------------
                                          NAME     OSCAR BUSTILLO, JR.
----------------------------                     ------------------------
                                          TITLE: CHAIRMAN, PRESIDENT
                                                 ------------------------
                                                 AND CEO
                                                 ------------------------


                                          EXECUTIVE:

----------------------------
                                          /s/ FERNANDO MARTINEZ
                                          -------------------------------
----------------------------              FERNANDO MARTINEZ



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